SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                       FLORIDA PUBLIC UTILITIES COMPANY
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               (Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                       FLORIDA PUBLIC UTILITIES COMPANY
                           401 SOUTH DIXIE HIGHWAY
                        WEST PALM BEACH, FLORIDA 33401

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 21, 1998

                                                               March 4, 1998

To the Common Stockholders of
FLORIDA PUBLIC UTILITIES COMPANY:

       Notice is hereby given that the Annual Meeting of Stockholders of Florida Public Utilities Company will be held at the Corporate Headquarters,401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, April 21, 1998, at 11:00 A.M., local time, for the following purposes:

       1. To elect two directors;
       2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Certificate of Reincorporation, to increase the number of authorized shares of Common Stock from 2,000,000 to 3,500,000 shares;
       3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement, which is hereby made a part of this notice.

       Only the holders of record of common stock at the close of business on February 23, 1998 will be entitled to vote at the meeting or any adjournment thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.

                                         By order of the Board of Directors,

                                         Jack R. Brown
                                         Treasurer and Secretary








                      FLORIDA PUBLIC UTILITIES COMPANY
                           401 SOUTH DIXIE HIGHWAY
                        WEST PALM BEACH, FLORIDA 33401



                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 21, 1998

                            ---------------------

                                                                 March 4, 1998
                            PROXY AND SOLICITATION

       The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, April 21, 1998, and at any adjournment thereof. A stockholder who gives a proxy retains the right to revoke it any time before it is voted and such revocation is not limited or subject to compliance with any formal procedure. A proxy when given and not so revoked will be voted. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about March 4, 1998.

       The cost of soliciting proxies is to be borne by the Company. The Company has retained Kissel-Blake Inc., 110 Wall Street, New York, New York 10005 to assist in the solicitation of proxies at an estimated cost of $4,000 plus expenses. The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or telegram by certain of the Company's employees without compensation therefor.

                     STOCK OUTSTANDING AND VOTING RIGHTS

       On February 23, 1998, the Company had outstanding 1,492,902 shares of common stock (exclusive of 13,749 shares held of record by its wholly-owned subsidiary, Flo-Gas Corporation, and 89,460 shares held of record as treasury stock, none of which are entitled to vote), being the only class of stock entitled to vote, the holders thereof being entitled to one vote for each share held. Only stockholders of record at the close of business on February 23, 1998, the record date, will be entitled to vote at the Annual Meeting or any adjournment thereof. Assuming a quorum is present, either in person or by proxy, the affirmative vote of the holders of a majority of the votes present or represented at the Annual Meeting is required for election of directors and the proposal to amend the Certificate of Reincorporation. Therefore, any shares of common stock which are not voted on these matters at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of directors and the proposal to amend the Certificate of Reincorporation.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following are known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock:

                                                  Amount and Nature   Percent
   Title                                            of Beneficial       of
  of Class   Name of Beneficial Owner                   Ownership      Class
  --------   --------------------------------     -----------------   -------

   Common    Essex & Company                      156,777 Trusts(1)    10.5%
              First Union Corporation
              1200 First Union Plaza
              Charlotte, North Carolina 28288
   Common    Robert L. Terry                       85,500 Direct        5.7%
              401 South Dixie Highway
              West Palm Beach, Florida 33401
   Common    Atlee M. Kohl                        101,100 Trusts(2)     6.8%
              18333 Preston Road #460
              Dallas, Texas 75252
   Common    Chesapeake Utilities Corporation     109,232 Direct        7.3%
              861 Silverlake Boulevard
              Cannon Building
              Dover, Delaware 19901

  --------

(1) Robert L. Terry, a director of the Company, is Co-Trustee for trust accounts established under the wills of his parents and shares voting and dispositive powers for this stock.
(2) Atlee M. Kohl is deemed to be the beneficial owner and shares voting and dispositive powers for 38,100 shares, 30,000 shares, 30,000 shares and 3,000 shares owned by Woodland Investment Company, Nicole Kohl Gift Trust, Woodland Investment Trust and the Nicole F and Atlee Kohl Family Foundation, respectively.

                    1.  NOMINEES AND CONTINUING DIRECTORS

       Two directors are to be elected for terms expiring at the Annual Meeting in 2001, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between any director and any other person pursuant to which the director was elected.

       The shares represented by the proxies which are executed and returned will be voted at the Annual Meeting for the election, as directors, of the nominees named in the table set forth below unless authority to vote for the nominees is expressly withheld.

       Should any of the nominees become unavailable for any reason (which is not anticipated), the proxies (except for those marked to the contrary) may be voted for such other person or persons as may be selected by the Board of Directors of the Company.


       As of February 23, 1998, the nominees for directors and directors whose terms of office as directors will continue after the Annual Meeting beneficially owned stock of the Company in the amounts set forth opposite their names (such ownership being as reported by these individuals to the Company.

                                                             Securities Owned
Nominee or Identity of Group,                     First   Shares of Common Stock
Principal Occupation for                        Became a Beneficial      Percent
Last Five Years                           Age   Director  Ownership     of Class
------------------------------            ---   -------- ----------     --------

TO BE ELECTED FOR TERMS ENDING IN 2001
Franklin C. Cressman(3)(4)                 64     1981     11,751   Less than 1%
 Chairman of the Board since
 May 1997 and Chief Executive
 Officer of the Company
Richard C. Hitchins (1)                    52     1995        200   Less than 1%
 President of R.C. Hitchins & Co.,P.A.,
 a Florida CPA firm
TO CONTINUE IN OFFICE UNTIL 2000
Daniel Downey(1)(2)(3)(5)                  75     1974        400   Less than 1%
 Partner in the Palm Beach,
 Florida law firm of Downey
 & Downey, P.A.
John T. English                            54     1994      3,457   Less than 1%
 President and Chief Operating
 Officer of the  Company since May
 1997; Senior Vice President January
 1993 to April 1997
Robert L. Terry(3)(6)(7)                   78     1952     85,500           5.7%
 Chairman of the Executive
 Committee of the Company
TO CONTINUE IN OFFICE UNTIL 1999
E. James Carr, Jr. (1)(2)                  71     1990        400   Less than 1%
 Retired business executive
Gordon O. Jerauld (2)                      76     1969      9,732   Less than 1%
 Retired utility executive

       In addition to the directors named above, the following executive officers of the Company individually and beneficially owned the shares of common stock as set forth opposite their respective names.

                                                                  SHARES
               NAME                      TITLE              BENEFICIALLY OWNED
       -----------------       ------------------------     ------------------

       Jack R. Brown           Treasurer and Secretary             2,633
       Charles L. Stein        Senior Vice President               1,289
       Darryl L. Troy          Vice President                      2,253

       All directors and executive officers as a group (10 individuals) beneficially owned 117,615 shares (7.9%) of common stock of the Company.


NOTES:
       (1)   Member of Audit Committee: Daniel Downey, Chairman.
       (2)   Member of Compensation Committee: E. James Carr, Jr., Chairman.
       (3)   Member of Executive Committee: Robert L. Terry, Chairman.
       (4) In addition, Franklin C. Cressman's wife owns 1,043 shares of common stock as to which Mr. Cressman disclaims any beneficial ownership.
       (5)   In addition, Daniel Downey's wife owns 2,669 shares of common stock as to which  Mr. Downey disclaims any beneficial ownership.
       (6)   In addition, Robert L. Terry's wife owns 3,260 shares of common stock  as to which Mr. Terry disclaims any beneficial ownership.
       (7)   Robert L. Terry may be considered a control person.

       All of the above are also directors of Flo-Gas Corporation, a wholly-owned subsidiary, of which Mr. Cressman is the Chairman of the Board and Chief Executive Officer.


                        COMPLIANCE WITH SECTION 16(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership. Such persons are also required by SEC regulations to furnish the Company with copies of such reports. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 1997, no director, officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).


                      BOARD OF DIRECTORS AND COMMITTEES

       During 1997 the directors held four meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

       Each director who is not also an officer or employee of the Company receives an annual retainer in the form of 100 shares of the Company's common stock and is paid $300 and $100 in cash for attendance at each meeting of the Boards of Directors of the Company and of Flo-Gas Corporation, a wholly-owned subsidiary, respectively, and an annual fee of $300 in cash for each board-constituted committee on which he serves, plus reasonable expenses. Directors who are employees of the Company receive no compensation for attending board meetings or serving on committees.

       Members of the Board of Directors are elected to various committees. The present committees of the Board and their respective chairmen are: Executive Committee, Robert L. Terry; Audit Committee, Daniel Downey; and Compensation Committee, E. James Carr, Jr. The Company does not have a Nominating Committee. During 1997, the Audit Committee and the Compensation Committee each met one time. The Executive Committee held no meetings in 1997.

       The functions of the Audit Committee are to: (1) recommend the selection, retention and termination of the Company's external auditors; (2) approve in advance the types of professional services for which the Company would retain the external auditors and consider whether any such service would impair the independence of the external auditors; (3) review the overall scope of the audit with external auditors, the financial statements and external audit results and recommendations of the independent audit with management; and (4) provide whatever additional function it deems necessary in connection with the internal accounting and reporting practices of the Company.

       The functions of the Compensation Committee are to: (1) develop and define a company executive compensation policy; (2) review and recommend to the Board of Directors adjustments to the salaries of elected officers of the Company; and (3) perform such related duties as may be requested by the Board.

                            EXECUTIVE COMPENSATION

       The following table summarizes the compensation paid to the Company's chief executive officer during the year ended December 31, 1997 and each of the other most highly compensated executive officers whose total annual compensation exceeded $100,000 for 1997.

                           SUMMARY COMPENSATION TABLE

            Name and
            Principal Position              Year            Salary
            ------------------------        ----           --------
            Franklin C. Cressman            1997           $153,036
            Chairman of the Board and       1996            148,937
            Chief Executive Officer         1995            144,696

            John T. English                 1997           $106,973
            President and Chief             1996             97,344
            Operating Officer               1995             93,150

            Jack R. Brown                   1997           $101,244
            Treasurer and Secretary         1996             97,344
                                            1995             93,150

       The Company had no stock option plan, bonus plan, long-term incentive plan or any other form of executive compensation during the three-year period ended December 31, 1997.

                EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

       On June 1, 1997 the Company entered into severance agreements with all executive officers, except Robert L. Terry, under which payments will be made under certain circumstances following a change in control of the Company. A change in control means in general the acquisition by any person of 20% or more of the Common Stock or the change in a majority of the directors. The agreements provide that the assignment to the officer of any duties not consistent with his present position or a change in job title or office, or any failure to re-elect the officer to any position held on the date of the change of control; or a reduction in salary or the discontinuance of any bonus or specific stock option plans in effect on the date of the change of control; or a change in geographical location which results in a relocation of the officer's position to some place in excess of fifty miles distance from its present location, or which requires travel in excess of the officer's current normal business travel, that the Company will make a lump sum severance payment to the officer of approximately three times the annual salary and taxable fringe benefits. Each agreement also provides that if it becomes necessary for the officer to incur legal expenses to enforce his rights under the agreement, the Company will reimburse the officer an amount equal to twice the total amount of all legal expenses incurred by the officer to successfully enforce his rights under the agreement. These agreements are effective for an initial term of three years; two years with respect to the agreement with Franklin C.
Cressman. All agreements provide that in the event of a change in control, the term shall be automatically extended for three years, commencing on the effective date of the change of control.

                        COMPENSATION COMMITTEE REPORT

       The Company's executive compensation philosophy is to establish and maintain appropriate executive compensation levels comparable to the compensation practices of other regulated utilities of similar size based on annual revenues and number of employees. The philosophy is essentially to maintain compensation near the average for the comparable survey group. The Compensation Committee establishes and administers the Company's executive compensation program to achieve objectives which support the long-term success of the Company. These objectives include the ability to attract and retain high caliber executives, to motivate and reward executive and company performance and to align the interests of executives with those of the Company's stockholders. Executive compensation has been, and will continue to be, tax deductible.

       The Compensation Committee is comprised of three members appointed by the Board of Directors. Two of the members of the Compensation Committee are independent directors who are not, and have not been, employees of the Company. The Compensation Committee periodically directs an independent consulting firm to perform a study of executive compensation levels in order to establish salary grade ranges. The study is based on comparable positions in companies from the small electric, gas and combination utility sector selected by the consultant. The comparable company group is not used as an index for the corporate performance graph included as a part of this proxy statement.

       Annually, the Chief Executive Officer informs the Committee as to management proposals for remuneration of the Company's executive officers other than that of the Chief Executive Officer. Factors considered by the Chief Executive Officer are typically subjective and include his perception of the individual's performance, decision-making responsibility, experience and leadership skills. Performance is considered the single most important factor and half of the weight is placed in this area. The remaining factors are weighted equally in the total measurement. The recommendations of the Compensation Committee are reviewed for approval.

       The Compensation Committee reviews the Chief Executive Officer's annual recommendations on executive compensation, compares them to the established salary ranges, makes adjustments, if any, and recommends the adjusted compensation levels to the Board of Directors for approval. The recommendations of the Committee are reviewed and approved by the Board of Directors, except that the Chief Executive Officer and other directors who are also officers or employees of the Company do not attend that portion of the Board meeting at which their compensation is discussed, nor do they participate in the review or vote on the approval of their compensation.

       The Company's executive compensation program contains no incentive components such as stock options, bonus plans, excess pension awards or long-term incentive plans. All executives are covered by the Company's non-contributory defined benefit pension plan, as set forth in another section of this proxy statement, and are eligible to participate in the Company's employee stock purchase plan according to the terms and conditions available to all employees.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Board of Director's Compensation Committee are E. James Carr, Jr. (Chairman), Daniel Downey and Gordon O. Jerauld. Mr. Jerauld was a Senior Vice President of the Company when he retired in 1991. Mr. Downey is a partner in the Palm Beach, Florida law firm of Downey & Downey, P.A., whose firm occasionally renders various legal services to the Company in the ordinary course of its business. In addition, no executive officer or director serves on the Board of Directors or Compensation Committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.


                         CORPORATE PERFORMANCE GRAPH

       The following graph compares total shareholder returns over the last five calendar years to the Standard & Poor's 500 Stock Index (S&P 500) and Standard
& Poor's Utilities Index (S&P Utilities). Total return values for Florida Public Utilities Company, the S&P 500, S&P Utilities were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

         Comparison of Five Year Cumulative Total Shareholders Return Among Florida Public Utilities Company, S&P 500 and S&P Utilities

                                        Florida          S&P
                                        Public           500            S&P
      Measurement Period               Utilities        Stock        Utilities
    (Fiscal Year Covered)               Company         Index          Index
    ---------------------             ----------      --------       ---------
            1992                       $100.00        $100.00         $100.00
            1993                        100.24         110.06          114.44
            1994                         92.29         111.51          105.33
            1995                        115.03         153.39          149.58
            1996                        133.39         188.59          154.25
            1997                        167.35         251.48          192.28

                         EMPLOYEE STOCK PURCHASE PLAN

       This Plan was approved by the stockholders on April 19, 1966. It provides that eligible employees of the Company who are participants in the Plan may save regularly by payroll deductions and twice each year use these savings to purchase common stock of the Company at a price of 90% of the closing price on the American Stock Exchange on the date such option is granted, or on the last preceding day such quotation is available. The maximum allowable amount of payroll deduction is 15% of the employee's regular pay. In 1997, cash credits for purchases under the Plan amounted to $1,806 for Franklin C. Cressman. Future cash credits will be based on the number of shares purchased, option price, fair market value and whether the Plan continues in effect.

                               RETIREMENT PLAN

       The Company maintains a defined benefit Pension Plan for substantially all employees. Plan benefits are based on an employee's years of credited service and average Plan compensation during his highest three consecutive years in his last ten years of service. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.


   AVERAGE FINAL
    COMPENSATION
     DURING THE
 MEMBER'S HIGHEST
   3 OF THE LAST       ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 OF A
    10 YEARS OF        NEW PLAN MEMBER FOR REPRESENTATIVE YEARS OF SERVICE
     CREDITED         ----------------------------------------------------------
     SERVICE          15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS  40 YEARS

      $  20,000        $ 3,750   $ 5,000   $ 6,250   $ 7,500   $ 8,750  $ 10,000
         40,000          8,565    11,420    14,274    17,129    19,984    22,839
         60,000         14,715    19,620    24,524    29,429    34,334    39,239
         80,000         20,865    27,820    34,774    41,729    48,684    55,639
        100,000         27,015    36,020    45,024    54,029    63,034    72,039
        120,000         33,165    44,220    55,274    66,329    77,384    88,439
        140,000         39,315    52,420    65,524    78,629    91,734   104,839
        160,000         45,465    60,620    75,774    90,929   106,084   121,239
        180,000         51,615    68,820    86,024   103,229   120,434   137,639
        200,000         57,765    77,020    96,274   115,529   134,784   154,039


       Compensation under the Plan is the regular salary paid to an employee for service rendered to the Company, including commissions but excluding any bonuses and pay for overtime or special pay. Mr. Cressman has completed 36 years of credited service in the Plan.

       The benefits shown in the above table are straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts. The benefit formula is dependent in part on each employee's Social Security Covered Compensation which varies by year of birth and is an average of Social Security taxable wage bases.

     2.  APPROVAL OF PROPOSED AMENDMENT TO CERTIFICATE OF REINCORPORATION

       The Company's Certificate of Reincorporation presently authorizes the Company to issue 2,000,000 shares of Common Stock, par value $1.50 per share.
At February 23, 1998 there were 1,492,902 shares of Common Stock outstanding;
in addition, 16,739 shares were reserved for issuance under the dividend reinvestment plan and 16,992 were reserved for issuance under the employee stock purchase plan.

       The Board of Directors recommends the approval of an amendment to the Certificate of Reincorporation to increase the number of authorized shares of Common Stock from 2,000,000 to 3,500,000 shares. The Board of Directors believes it is advisable to authorize additional shares of Common Stock so that there will be sufficient shares available for issuance for purposes that the Board of Directors may determine to be in the best interests of the Company. Such purposes could include the raising of new capital, the declaration of stock dividends, stock splits and similar distributions, the funding of employee benefit and other compensation plans and other general corporate purposes.

       The additional authorized shares of Common Stock will be available for future issuance for proper corporate purposes by the Board of Directors without further stockholder approval, subject, however, to prior authorization by the Florida Public Service Commission. The Company has no present plans, arrangements, understandings or commitments for the issuance of these additional shares. Holders of Common Stock have no preemptive rights.

       The affirmative vote of the holders of a majority of the outstanding Common Stock of the Company is required to adopt the resolution to be presented at the Annual Meeting of the Stockholders authorizing the amendment of Article
3 of the Certificate of Reincorporation to increase the number of authorized shares of Common Stock from 2,000,000 shares of the par value of $1.50 per share to 3,500,000 shares of the par value of $1.50 per share. The Board of Directors is of the opinion that the proposed change in the authorized shares of Common Stock is in the best interests of the Company and its Stockholders.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF REINCORPORATION. Proxies solicited by management will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

                            STOCKHOLDER PROPOSALS

       Stockholder proposals intended for inclusion in the 1999 proxy and proxy statement must be received by the Secretary of the Company, 401 South Dixie
Highway, West Palm Beach, Florida 33401, not later than November 2, 1998.   It
is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this proxy statement.

                                ANNUAL REPORT

       The financial statements and auditors' opinion are contained in the Company's Annual Report for the year ended December 31, 1997, which has been mailed to all stockholders of the Company.

                        INDEPENDENT PUBLIC ACCOUNTANTS

       The firm of Deloitte & Touche LLP, independent public accountants, has been appointed by the Board of Directors each year for many years to examine the accounts of the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                           DISCRETIONARY AUTHORITY

       The Company has no knowledge of any business to be brought before the Annual Meeting other than that which is specified in the notice of such meeting or may arise in connection with or for the purpose of effecting the same. Should any other business properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.